REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees and Shareholders
Neuberger Berman Equity Funds
New York, New York


In planning and performing our audits of the
 financial statements of Neuberger Berman Intrinsic Value
Fund, Neuberger Berman Large Cap Disciplined
 Growth Fund, Neuberger Berman Mid Cap Growth
Fund, Neuberger Berman Mid Cap Intrinsic Value
 Fund (formerly Neuberger Berman Regency Fund),
Neuberger Berman MultiCap Opportunities Fund,
 Neuberger Berman Small Cap Growth Fund and
Neuberger Berman Socially Responsive Fund (the Funds),
 each a series of Neuberger Berman Equity
Funds (the Trust) as of and for the year ended
August 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management are
required to assess the expected benefits and related
costs of controls.   A companys internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.









Board of Trustees and Shareholders
Neuberger Berman Equity Funds
Page Two





A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established
by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies
in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of August 31, 2012.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Neuberger Berman Equity Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 16, 2012